SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-A/A
                         Amendment No. 3
  To Registration Statement on Form 8-A, dated January 29, 1993

        For Registration of Certain Classes of Securities
            Pursuant to Section 12(b) or 12(g) of the
                 Securities Exchange Act of 1934

                                HOLOGIC, INC.
         -----------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)

           Delaware                            04-2902449
   ------------------------             -------------------------
  (State of Incorporation or      (I.R.S. Employer Identification No.)
         Organization)

                     35 Crosby Drive, Bedford, MA  01730
           ------------------------------------------------------
          (Address of principal executive offices)     (Zip Code)

Securities to be registered pursuant to Section 12 (b) of the
Act:

       Title of Each Class            Name of Each Exchange on Which
       To Be So Registered            Each Class Is To Be Registered
       -------------------            -------------------------------
              None                                  None


If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(1), check the following
box.   X
      ----
Securities to be registered pursuant to Section 12 (g) of the
Act:

                  Common Stock Purchase Rights
                  -----------------------------
                        (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-------  --------------------------------------------------------

     Reference is made to the description of the Common Stock Purchase Rights contained in Amendment No. 1 to the Registrant's Form 8-A filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on January 17, 1997, which is incorporated herein by reference.

Item 2.        Exhibits.
-------        ---------
4.01.          Amendment No. 1 to Rights Agreement, dated as of
               December 13, 1995 (Filed as Exhibit 4.01 to the
               Registrant's Form 8-A/A filed with the Commission on January 17, 1997).*

4.02.          Amendment No. 2 to Rights Agreement, dated as of
               December 9, 1996 (Filed as Exhibit 4.02 to the
               Registrant's Form 8-A/A filed with the Commission on January 17, 1997).*

4.03.          Amendment No. 3 to Rights Agreement, dated as of
               April 25, 1999 (Filed as Exhibit 4.03 to the
               Registrant's Form 8-A/A filed with the Commission on May 20, 1999).*
_____________________________

          *    Not filed herewith.  In accordance with Rule 12b-
          32 promulgated pursuant to the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

                            SIGNATURE

     Pursuant to the requirements of Sections 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 1999          HOLOGIC, INC.



                              By: /s/ Glenn P. Muir
                                 --------------------------------
                                   Glenn P. Muir
                                   Treasurer and Chief Financial
                                   Officer